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                                                                      EXHIBIT 11

                           THE NEW YORK TIMES COMPANY
                      STATEMENTS OF COMPUTATION OF PRIMARY
                     AND FULLY-DILUTED NET INCOME PER SHARE
            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                    YEAR ENDED
                                                              -------------------------------------------------------
                                                              DECEMBER 29, 1996  DECEMBER 31, 1995  DECEMBER 31, 1994
                                                              -----------------  -----------------  -----------------
PRIMARY
Average shares outstanding..................................         97,293              96,854            104,070
Net effect of dilutive stock options, retirement units and
  put options...............................................          2,028                 904                771
                                                                    -------            --------           --------
Total primary average shares outstanding....................         99,321              97,758            104,841
                                                                    -------            --------           --------
                                                                    -------            --------           --------
Net Income..................................................      $  84,534         $   135,860        $   213,349
  Less cumulative preference stock dividends................            (96)                (96)               (96)
                                                                    -------            --------           --------
    Total...................................................      $  84,438         $   135,764        $   213,253
                                                                    -------            --------           --------
                                                                    -------            --------           --------
Primary earnings per share..................................      $    0.85         $      1.39        $      2.03
                                                                    -------            --------           --------
                                                                    -------            --------           --------

FULLY DILUTED
Average shares outstanding..................................         97,293              96,854            104,070
Net effect of dilutive stock options, retirement units and
  put options...............................................          2,286               1,082                787
                                                                    -------            --------           --------
Total fully-diluted average shares outstanding..............         99,579              97,936            104,857
                                                                    -------            --------           --------
                                                                    -------            --------           --------
Net Income..................................................      $  84,534         $   135,860        $   213,349
  Less cumulative preference stock dividends................            (96)                (96)               (96)
                                                                    -------            --------           --------
    Total...................................................      $  84,438         $   135,764        $   213,253
                                                                    -------            --------           --------
                                                                    -------            --------           --------
Fully-diluted earnings per share............................      $    0.85         $      1.39        $      2.03
                                                                    -------            --------           --------
                                                                    -------            --------           --------

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